As filed with the Securities and Exchange Commission on May 29, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Optimer Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0830300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10110 Sorrento Valley Road, Suite C

San Diego, California 92121

(Address of Principal Executive Offices)

2012 Equity Incentive Plan

(Full title of the plan)

Pedro Lichtinger

President and Chief Executive Officer
Optimer Pharmaceuticals, Inc.
10110 Sorrento Valley Road, Suite C
San Diego, CA 92121
(858) 909-0736

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kurt M. Hartman
General Counsel, Chief Compliance Officer,
Senior Vice President and Interim Chief
Financial Officer
Optimer Pharmaceuticals, Inc.
10110 Sorrento Valley Road, Suite C
San Diego, CA 92121
(858) 909-0736

Thomas A. Coll, Esq. Sean M. Clayton, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company:

Large Accelerated Filer ☐	Accelerated Filer ☒	Non-accelerated Filer ☐	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)		Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock (par value $0.001), issuable under the Optimer Pharmaceuticals, Inc. 2012 Equity Incentive Plan	11,289,455	(2)	$15.11	$170,583,665	$19,549

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock that become issuable under the Optimer Pharmaceuticals, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of shares of the Registrant’s common stock (the “Common Stock”).

(2)

Represents (i) 4,154,235 shares of Common Stock reserved for future issuance under the 2012 Plan and (ii) 7,135,220 shares of Common Stock which may become available for issuance under the 2012 Plan as a result of outstanding stock awards under the Optimer Pharmaceuticals, Inc. 2006 Equity Incentive Plan (the “Prior Plan”) that (i) expire or terminate for any reason prior to exercise or settlement; (ii) are forfeited because of the failure to meet a contingency or condition required to vest such shares or repurchased at the original issuance price; or (iii) are reacquired, withheld (or not issued) to satisfy a tax withholding obligation in connection with an award other than a stock option or stock appreciation right. The 2012 Plan is a successor to and continuation of the Prior Plan, and no further stock awards will be granted under the Prior Plan.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act. The price per share and aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock on May 23, 2012, as reported on The NASDAQ Global Select Market.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

Not required to be filed with this Registration Statement.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed by the Registrant with the Commission:

(a)   The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, filed on March 8, 2012.

(b)   The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012, filed on May 10, 2012.

(c)   The Registrant’s Current Reports on Form 8-K filed on January 12, 2012, February 13, 2012, March 6, 2012, March 30, 2012, April 9, 2012, April 23, 2012, May 4, 2012 and May 10, 2012.

(d)   The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed on February 1, 2007  under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All reports and other documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents, reports and definitive proxy or information statements, or portions thereof, which are furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes that statement.  Any such statement so modified or superseded shall not constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

The Registrant’s amended and restated certificate of incorporation and bylaws include provisions that indemnify its directors and officers for actions taken in such capacities, if the actions were taken in good faith and in a manner reasonably believed to be in the Registrant’s best interests and, in a criminal proceeding, the director or officer had no reasonable cause to believe that his or her conduct was unlawful. A director or officer who is successful in defending a claim will be indemnified for all expenses incurred in connection with his or her defense. The Registrant has entered into indemnification agreements with its officers and directors that require it to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, damages, judgments, fines, settlements and other amounts incurred in connection with any action, suit or proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was or at any time becomes a director, an officer or an employee of the Registrant or any of its affiliated enterprises, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the Registrant’s best interest and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Registrant also maintains directors and officers insurance providing indemnification for certain of its directors, officers, affiliates, partners and employees for certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

Exhibit Number

3.1(1)	Registrant’s Amended and Restated Certificate of Incorporation.

3.2(2)	Certificate of Amendment of Registrant’s Amended and Restated Certificate of Incorporation.

3.3(3)	Registrant’s Amended and Restated Bylaws.

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3.

4.2(4)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(2)	Optimer Pharmaceuticals, Inc. 2012 Equity Incentive Plan.

99.2	Form of Stock Option Grant Notice and Option Agreement for the 2012 Equity Incentive Plan.

99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for the 2012 Equity Incentive Plan.

99.4	Form of Non-Employee Director Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for the 2012 Equity Incentive Plan.

(1)	Filed with Registrant’s Amendment No. 3 to Registration Statement on Form S-1 on January 22, 2007.
(2)	Filed with Registrant’s Current Report on Form 8-K on May 10, 2012.
(3) (4)	Filed with Registrant’s Current Report on Form 8-K on September 18, 2007. Filed with Registrant’s Amendment No. 4 to Registration Statement on Form S-1 on February 5, 2007.

ITEM 9.  UNDERTAKINGS.

1.                                      The undersigned Registrant hereby undertakes:

(a)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

(b)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.                                      The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.                                      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 29, 2012.

Optimer Pharmaceuticals, Inc.

By:	/s/ Pedro Lichtinger
Pedro Lichtinger
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Pedro Lichtinger and Kurt M. Hartman, and each of them, as his true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PEDRO LICHTINGER	President, Chief Executive Officer and Director	May 29, 2012
Pedro Lichtinger	(Principal Executive Officer)

/s/ KURT M. HARTMAN	General Counsel, Chief Compliance Officer,	May 29, 2012
Kurt M. Hartman	Senior Vice President, Access and Interim CFO (Principal Accounting and Financial Officer)

/s/ Henry A. McKinnell	Chairman	May 29, 2012
Henry A. McKinnell

/s/ ANTHONY E. ALTIG	Director	May 29, 2012
Anthony E. Altig

/s/ MARK AUERBACH	Director	May 29, 2012
Mark Auerbach

/s/ JOSEPH Y. CHANG	Director	May 29, 2012
Joseph Y. Chang

/s/ MICHAEL N. CHANG	Director	May 29, 2012
Michael N. Chang

/s/ PETER E. GREBOW	Director	May 29, 2012
Peter E. Grebow

/s/ ROBERT L. ZERBE	Director	May 29, 2012
Robert L. Zerbe

EXHIBIT INDEX

Exhibit Number

3.1(1)	Registrant’s Amended and Restated Certificate of Incorporation.

3.2(2)	Certificate of Amendment of Registrant’s Amended and Restated Certificate of Incorporation.

3.3(3)	Registrant’s Amended and Restated Bylaws.

4.1	Reference is made to Exhibits 3.1, 3.2 and 3.3.

4.2(4)	Form of Common Stock Certificate of the Registrant.

5.1	Opinion of Cooley LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.

24.1	Power of Attorney. Reference is made to the signature page hereto.

99.1(2)	Optimer Pharmaceuticals, Inc. 2012 Equity Incentive Plan.

99.2	Form of Stock Option Grant Notice and Option Agreement for the 2012 Equity Incentive Plan.

99.3	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for the 2012 Equity Incentive Plan.

99.4	Form of Non-Employee Director Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for the 2012 Equity Incentive Plan.

(1)	Filed with Registrant’s Amendment No. 3 to Registration Statement on Form S-1 on January 22, 2007.
(2)	Filed with Registrant’s Current Report on Form 8-K on May 10, 2012.
(3) (4)	Filed with Registrant’s Current Report on Form 8-K on September 18, 2007. Filed with Registrant’s Amendment No. 4 to Registration Statement on Form S-1 on February 5, 2007.